UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 17, 2019

LEGACY HOUSING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas		76022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01   Changes in Registrant’s Certifying Accountant.

On July 12, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of Legacy Housing Corporation (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm of the Company, effective immediately. On July 12, 2019, the Audit Committee approved the appointment of BKD LLP (“BKD”) as the Company’s new independent registered public accounting firm, which became effective on July 17, 2019 after completion of BKD’s client acceptance procedures.

Prior to the engagement of BKD, neither the Company nor anyone on its behalf consulted BKD regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

The reports of Grant Thornton on the Company’s financial statements for each of the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through July 12, 2019, (i) there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports and (ii)  there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K except as noted below.

During the audits for the years ended December 31, 2018 and 2017, material weaknesses were identified in our internal control over financial reporting, as disclosed in our Registration Statement on Form S-1 (File No. 333-228288) and in our Annual Report on Form 10-K for the year ended December 31, 2018. The material weaknesses were due to insufficient accounting processes and procedures for certain accounts, insufficient experienced personnel to support preparation of financial statements and insufficient policies and procedures to ensure the appropriate review and approval of user access rights to our accounting system; and lack of approval of journal entries and segregation of duties in our financial reporting process.  Grant Thornton has discussed these matters with the Audit Committee, and the Company has authorized Grant Thornton to fully respond to any inquiries by BKD concerning these matters.

The Company provided Grant Thornton with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Grant Thornton furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of Grant Thornton’s letter, dated July 17, 2019, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 12, 2019, Legacy Housing Corporation (“Legacy”) appointed Cornelius (Cork) Van Den Handel as its new Chief Financial Officer and Corporate Treasurer.

Mr. Van Den Handel, in a career spanning more than thirty years, has served as a chief financial officer, as well as other C-level strategic and operational positions, in public, private-equity backed, and start-up companies, including most recently serving as the Managing Principal of Vector Enterprises, LLC, a consulting company that provides finance, operational, compliance, and strategic consulting services for companies. Mr. Van Den Handel has previously been CFO of three different companies, including Aviall, Inc. (a NYSE company prior to its acquisition by The Boeing Company). He brings extensive experience in strategic and business planning, acquisitions and divestitures, investor relations, debt and equity financing, operational restructuring, and process enhancement.

Mr. Van Den Handel earned an MBA from the University of Texas and a bachelor’s degree in aerospace engineering from the University of Southern California.

Mr. Van Den Handel replaces Jeff Burt, who will remain with Legacy as the Chief Accounting Officer.

Item 9.01   Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP dated July 17, 2019 addressed to the Securities and Exchange Commission
99.1	Press Release dated July 17, 2019.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A
LEGACY HOUSING CORPORATION

Date: July 17, 2019	By:	/s/ Neal J. Suit
	Name:	Neal J. Suit
	Title:	Executive Vice President and General Counsel